UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2024

Apellis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38276	27-1537290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 977-5700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2024, the Board of Directors of Apellis Pharmaceuticals, Inc. (the “Company”) appointed Adam Townsend, the Company’s Chief Commercial Officer, to serve as the Company’s Chief Operating Officer, effective immediately.

Mr. Townsend, 47, has served as the Company’s Chief Commercial Officer since November 2018. From March 2010 to October 2018 he served in a variety of leadership roles at Biogen, including as Senior Vice President of Corporate Development from March 2018 to October 2018, as Senior Vice President, Specialty Medicines and Rare Disease Group from April 2017 to March 2018, as Vice President, Asset Executive for Spinraza from May 2016 to April 2017, Vice President – Account Executive for Hemophilia from November 2015 to May 2016, and Vice President Global Marketing – Head of Multiple Sclerosis from July 2013 to November 2015. Mr. Townsend received his medical biochemistry degree from Royal Holloway, University of London.

Mr. Townsend has no family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Mr. Townsend and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apellis Pharmaceuticals, Inc.

Date: January 22, 2024	By:	/s/ Timothy Sullivan
Timothy Sullivan
Chief Financial Officer